Exhibit (n)(2)(ii)

FORM OF

AMENDED SCHEDULE B

to the

SECOND AMENDED AND RESTATED MULTIPLE CLASS PLAN

PURSUANT TO RULE 18f-3

for

ING SERIES FUND, INC.

12b-1 Distribution and Service Fees

Paid Each Year by the Funds

(as a % of average net assets)

	A	B	C	I	O	R	W
ING Alternative Beta Fund	0.25	1.00	1.00	N/A	N/A	N/A	N/A
ING Balanced Fund	0.25	1.00	1.00	N/A	0.25	N/A	N/A
ING Corporate Leaders 100 Fund	0.25	1.00	1.00	N/A	N/A	N/A	N/A
ING Global Target Payment Fund	0.25	1.00	1.00	N/A	N/A	N/A	N/A
ING Growth and Income Fund	0.25	1.00	1.00	N/A	0.25	N/A	N/A
ING Index Plus LargeCap Fund	0.25	1.00	0.75	N/A	0.25	0.50	N/A
ING Index Plus MidCap Fund	0.25	1.00	0.75	N/A	0.25	0.50	N/A
ING Index Plus SmallCap Fund	0.25	1.00	0.75	N/A	0.25	0.50	N/A
ING Money Market Fund	0.25	1.00	1.00	N/A	0.25	N/A	N/A
ING Small Company Fund	0.25	1.00	1.00	N/A	0.25	N/A	N/A
ING Strategic Allocation Conservative Fund	0.25	1.00	1.00	N/A	0.25	N/A	N/A
ING Strategic Allocation Growth Fund	0.25	1.00	1.00	N/A	0.25	N/A	N/A
ING Strategic Allocation Moderate Fund	0.25	1.00	1.00	N/A	0.25	N/A	N/A
ING Tactical Asset Allocation Fund	N/A	N/A	N/A	N/A	N/A	N/A	N/A
ING U.S. Government Money Market Fund	N/A	1.00	N/A	N/A	0.25	N/A	N/A

Date last updated: September 24, 2009